     As filed with the Securities and Exchange Commission on August 29, 2000

                                                      Registration No. 333-34650


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            HARKEN ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

                                   ----------

           DELAWARE                                    95-2841597
(State or other jurisdiction of          (I.R.S. employer identification number)
incorporation or organization)

                            HARKEN ENERGY CORPORATION
                         16285 PARK TEN PLACE, SUITE 600
                              HOUSTON, TEXAS 77084
                                 (281) 717-1300
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                               KAREN KERR-JOHNSON
                            ASSISTANT GENERAL COUNSEL
                            HARKEN ENERGY CORPORATION
                         16285 PARK TEN PLACE, SUITE 600
                              HOUSTON, TEXAS 77084
                                 (281) 717-1300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   ----------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

                                   ----------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
                                                            -----------------

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
                                     ---------------

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]






THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                   SUBJECT TO COMPLETION DATED AUGUST 29, 2000




                                   PROSPECTUS

                                2,398,400 Shares

                            HARKEN ENERGY CORPORATION

                                  Common Stock

                                   ----------


       The selling stockholder of Harken Energy Corporation described in this prospectus is offering for sale 2,398,400 shares of common stock of Harken Energy Corporation. The selling stockholder's shares of common stock being offered for sale include preferred stock purchase rights attached to the common stock under Harken's Stockholder Rights Plan. Harken will not receive any of the proceeds from the sale of the 2,398,400 shares of common stock.

       The selling stockholder may offer its shares from time to time in open market transactions on the American Stock Exchange or in private transactions, at prevailing market prices or at privately negotiated prices. The selling stockholder may effect such transactions by selling the shares to or through broker-dealers. These broker-dealers, if used, may receive discounts, concessions or commissions from the selling stockholder or from the purchaser of the shares. The selling stockholder will receive the purchase price of the shares of common stock sold less any such discounts, concessions or commissions. The selling stockholder will be responsible for any such discounts, concessions or commissions.

       The common stock is traded on the American Stock Exchange, under the symbol "HEC." On August 28, 2000, the closing sales price of the common stock was $0.875 per share. Harken's principal offices are located at 16285 Park Ten Place, Suite 600, Houston Texas 77084, and its telephone number is (281) 717-1300.


       PROSPECTIVE INVESTORS SHOULD CONSIDER AND REVIEW THE INFORMATION UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3 PRIOR TO INVESTING IN THE COMMON STOCK.

                                   ----------


       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                   ----------


                The date of this prospectus is August ___ , 2000.

       The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither the selling stockholder nor we are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS


                                                                                          Page
                                                                                          ----


The Company .........................................................................        3
Risk Factors ........................................................................        3
Safe Harbor for Forward-Looking Statements ..........................................        8
Where You Can Get More Information ..................................................        8
Use of Proceeds .....................................................................        9
Information About the Selling Stockholder ...........................................       10
Plan of Distribution ................................................................       11
Legal Matters .......................................................................       12
Experts .............................................................................       12


                                   ----------


       YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS PROSPECTUS AND THE ADDITIONAL INFORMATION DESCRIBED UNDER THE HEADING "WHERE YOU CAN GET MORE INFORMATION." WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. NEITHER THE SELLING STOCKHOLDER NOR WE ARE MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS AND THE ADDITIONAL INFORMATION DESCRIBED UNDER THE HEADING "WHERE YOU CAN GET MORE INFORMATION" WAS ACCURATE ON THE DATE ON THE FRONT COVER OF THE PROSPECTUS ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.



                                   ----------

                                   THE COMPANY

       Harken explores for, develops and produces oil and gas both domestically and internationally. Harken's domestic operations are primarily located in the Four Corners Area of Utah, Arizona and New Mexico, the Gulf Coast of Texas, in portions of West Texas and the Texas Panhandle, the Magnolia region of Arkansas, the Carlsbad region of New Mexico and St. Martin and LaFourche Parishes in Louisiana. Harken's international operations are primarily concentrated in the Republic of Colombia and the Republic of Costa Rica.

       Harken was incorporated in 1973 in the State of California and reincorporated in 1979 in the State of Delaware. Harken's principal offices are located at 16285 Park Ten Place, Suite 600, Houston Texas 77084 and its telephone number is (281) 717-1300.

                                  RISK FACTORS

       Prior to making an investment decision, prospective investors should consider carefully all of the information in this prospectus and should evaluate the following risk factors.

THE TRADING PRICE OF HARKEN COMMON STOCK MAY BE SIGNIFICANTLY AFFECTED BY THE RESULTS OF DRILLING ACTIVITY IN COLOMBIA AND COSTA RICA


       Harken believes that the price of the common stock may fluctuate significantly based upon the success or failure of each well that Harken drills in Colombia and Costa Rica. Based in part on the results of such drilling activity the market price of Harken's common stock declined significantly in 1999. Between December 31, 1999 and August 29, 2000, Harken's common stock has ranged from a high of $1.50 per share to a low of $0.5625 per share.





IF ESTIMATES OF HARKEN'S OIL AND GAS RESERVE INFORMATION ARE INACCURATE, HARKEN'S FINANCIAL CONDITION MAY SUFFER


       Harken's proved oil and gas reserve information described in our Annual Report on Form 10-K/A, is based upon criteria mandated by the Securities and Exchange Commission ("SEC") and represents only estimates. Harken's actual production, revenues and expenditures with respect to such oil and gas reserves will likely be different from estimates and the differences may be material. If estimates of oil and gas reserves are greater than actual amounts, or if actual production costs and expenditures are greater than estimates, Harken's business, financial condition, and results of operations may be negatively affected.


       Petroleum engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner. Estimates of economically recoverable oil and gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions.

       Because all reserve estimates are to some degree subjective, each of the following items may differ materially from those assumed in estimating reserves:

       o      the quantities of oil and gas that are ultimately recovered;

       o      the production and operating costs incurred;

       o      the amount and timing of future development expenditures; and

       o      future oil and gas sales prices.

       Furthermore, different reserve engineers may make different estimates of reserves and cash flows based on the same available data.


       The estimated discounted future net cash flows described in our Annual Report on Form 10-K/A should not be considered as the current market value of the estimated oil and gas reserves attributable to Harken's properties from proved reserves because such estimates are based on prices and costs as of the date of the estimate, while actual future prices and costs may be materially higher or lower.


HARKEN HAS A HISTORY OF LOSSES AND MAY SUFFER LOSSES IN THE FUTURE


       Harken has reported losses in each of the last five years, including a loss of $12.8 million for the year ended 1999. Harken has reported cumulative losses of $70.9 million over the last five years. Harken's ability to generate net income is strongly affected by the market price of crude oil and natural gas. If the market price of crude oil and natural gas declines, Harken may report additional losses in the future.

IF HARKEN FAILS TO COMPLY WITH THE TERMS OF AN ASSOCIATION CONTRACT, IT COULD LOSE ITS RIGHTS UNDER THAT ASSOCIATION CONTRACT

       Terms of each of the Association Contracts commit Harken to perform certain activities in accordance with a prescribed timetable. Failure by Harken to perform those activities as required could result in Harken losing its rights under the particular Association Contract, which could potentially have a material adverse effect on Harken's business. As of August 29, 2000, Harken was in compliance with the requirements of each of the Association Contracts, as amended.

       For more information on the specific contract terms and obligations, see the "International Exploration and Development Operations - Colombia" section of Harken's Annual Report on Form 10-K/A, which is incorporated by reference in this prospectus.


HARKEN MAY BE UNABLE TO OBTAIN ADDITIONAL FINANCING FOR ITS INTERNATIONAL ACTIVITIES, WHICH COULD RESTRICT ITS OPERATIONS

       Harken anticipates that full development of its existing and future oil and gas discoveries in Colombia and Costa Rica will take several years and may require extensive production and transportation facilities requiring significant additional capital expenditures. If Harken is unable to timely obtain adequate funds to finance these investments, it could limit or substantially delay Harken's ability to develop its oil and gas reserves. In such a case, Harken's business and results of operations could suffer.

       Harken cannot predict the ultimate amount of expenditures for its international operations. Harken anticipates that amounts required to fund its international activities will be funded from its existing cash balances, asset sales, stock issuances, production payments, operating cash flows and potentially from industry partners. Harken can not assure you that it will have adequate funds available to it to fund its international activities.

HARKEN MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK WHICH MAY DILUTE THE VALUE OF HARKEN COMMON STOCK TO CURRENT STOCKHOLDERS AND MAY ADVERSELY AFFECT THE MARKET PRICE OF HARKEN'S COMMON STOCK


       Harken may be required to issue up to approximately 32 million shares of common stock as a result of its outstanding warrants, stock options, and convertible notes. If Harken issues additional shares, it could result in significant dilution in your ownership position in Harken. In addition, the issuance of a significant number of additional shares of common stock could have an adverse effect on the market price of the common stock.

       There are currently several registration statements with respect to the common stock that are or will become effective, pursuant to which certain selling stockholders of the Company may sell up to an aggregate of 20,959,773 shares of common stock. If the selling stockholders named in such registration statements sell all of the shares of common stock registered pursuant to such registration statements, such sales could cause an adverse effect on the market price of the common stock.


HARKEN'S OPERATIONS IN COLOMBIA, COSTA RICA AND OTHER FOREIGN COUNTRIES WILL BE SUBJECT TO POLITICAL, ECONOMIC AND OTHER UNCERTAINTIES


       Harken conducts significant operations in Colombia and Costa Rica, and will conduct operations in other foreign countries. At December 31, 1999, approximately 61% of Harken's proved reserves were related to Harken's Colombian operations. Harken may also operate in other countries in the future. Operations in foreign countries, particularly in the oil and gas business, are subject to political, economic and other uncertainties, including:


       o the risk of war, revolution, border disputes, expropriation, renegotiation or modification of existing contracts, import, export and transportation regulations and tariffs;

       o taxation policies, including royalty and tax increases and retroactive tax claims;

       o exchange controls, currency fluctuations and other uncertainties arising out of foreign government sovereignty over Harken's international operations;

       o laws and policies of the United States affecting foreign trade, taxation and investment; and

       o the possibility of having to be subject to the exclusive jurisdiction of foreign courts in connection with legal disputes and the possible inability to subject foreign persons to the jurisdiction of courts in the United States.

       Central and South America and other regions of the world have a history of political and economic instability. This instability could result in new governments or the adoption of new policies that might assume a substantially more hostile attitude toward foreign investment. In an extreme case, such a change could result in termination of contract rights and expropriation of foreign-owned assets. These uncertainties could adversely affect Harken's interests.


IF OIL AND GAS PRICES DECREASE, HARKEN MAY BE REQUIRED TO TAKE ADDITIONAL WRITEDOWNS


       Harken must periodically review the carrying value of its oil and gas properties under applicable accounting rules. These rules require a writedown of the carrying value of oil and gas properties if the carrying value exceeds the applicable estimated future net revenues. Whether Harken will be required to take such a charge will depend on the prices for oil and gas at the end of any quarter and the effect of reserve additions or revisions and capital expenditures during such quarter.

IF THE UNITED STATES IMPOSES ECONOMIC OR TRADE SANCTIONS ON COLOMBIA, HARKEN'S OPERATIONS IN COLOMBIA MAY BE ADVERSELY AFFECTED


       The United States has imposed economic and trade sanctions on Colombia in the past, and may impose sanctions on Colombia in the future. The President of the United States is required to determine whether foreign countries have cooperated with the United States to prevent drug trafficking. In 1995, 1996 and 1997, the President determined that Colombia had not taken sufficient steps to prevent drug trafficking. As a result, the United States imposed economic sanctions on Colombia, including withholding bilateral economic assistance, blocking Export-Import Bank and Overseas Private Investment Corporation loans and political risk insurance, and voting against multilateral assistance to Colombia in the World Bank and the InterAmerican Development Bank. In 1998, the President determined that Colombia had taken sufficient steps to prevent drug trafficking and the economic sanctions were lifted and have not been reinstated.


       If the United States were to impose sanctions on Colombia, it could affect Harken's ability to obtain the financing it needs in order to develop its Colombian properties. The imposition of sanctions on Colombia could also cause Colombia to retaliate against Harken by nationalizing Harken's Colombian assets. Accordingly, imposition of the foregoing economic and trade sanctions on Colombia could materially affect the performance of Harken's common stock and its long-term financial results. We cannot assure you the United States will not impose sanctions on Colombia in the future.


HARKEN COULD SUFFER LOSSES FROM EXCHANGE RATE FLUCTUATIONS

       Harken accounts for its Colombian operations using the U.S. dollar as its functional currency. The costs associated with Harken's exploration efforts in Colombia have typically been denominated in U.S. dollars. Harken expects that a substantial portion of its future Colombian revenues may be denominated in Colombian pesos. To the extent that the amount of Harken's revenues denominated in Colombian pesos is greater than the amount of costs denominated in Colombian pesos, Harken could suffer a loss if the value of the Colombian peso were to drop relative to the value of the U.S. dollar, which could have a material adverse effect on Harken's results of operations.

HARKEN'S OIL AND GAS OPERATIONS IN LESS DEVELOPED OIL AND GAS INDUSTRIES SUCH AS COLOMBIA AND COSTA RICA INVOLVE SUBSTANTIAL COSTS AND ARE SUBJECT TO VARIOUS ECONOMIC RISKS

       The oil and gas industries in Colombia and Costa Rica are not as developed as the oil and gas industry in the U.S. As a result, Harken's drilling and development operations may take longer to complete and may cost more than similar operations in the U.S.

       Harken's oil and gas operations will be subject to the economic risks typically associated with exploration, development and production activities, including the necessity of significant expenditures to locate and acquire producing properties and to drill exploratory wells. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause Harken's exploration, development and production activities to be unsuccessful. This could result in a total loss of Harken's investment. In addition, the cost and timing of drilling, completing and operating wells is often uncertain.

DRILLING OIL AND GAS WELLS IN COLOMBIA AND COSTA RICA COULD BE HINDERED BY HURRICANES AND OTHER OPERATING RISKS

       Harken's operations in Colombia and Costa Rica are subject to risks from hurricanes. Damage caused by hurricanes or other operating hazards could result in substantial losses to Harken. The occurrence of such an event that is not fully covered by insurance could have a material adverse effect on the financial position and results of operations of Harken.

HARKEN MAY ISSUE SHARES OF PREFERRED STOCK WITH GREATER RIGHTS THAN ITS COMMON STOCK


       Harken is permitted under its charter to issue up to ten million shares of preferred stock. Harken can issue shares of its preferred stock in one or more series and can set the terms of the preferred stock without seeking any further approval from you. Any preferred stock that is issued by Harken may rank ahead of its common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than its common stock. Although Harken does not currently have any shares of preferred stock outstanding, it is currently contemplating the issuance of shares of preferred stock in private placement transactions exempt from registration under the Securities Act of

1933. If issued, this preferred stock will have rights senior to the common stock with respect to dividends and liquidation. In addition, such preferred stock may be convertible into shares of common stock. If so, and the shares are converted into common stock, this may dilute the value of common stock to current stockholders and adversely affect the market price of Harken's common stock.


FUTURE ACQUISITIONS MAY DILUTE YOUR PERCENTAGE OWNERSHIP IN HARKEN OR REQUIRE SUBSTANTIAL EXPENDITURES

       Harken's strategic plan includes the acquisition of additional reserves, including through business combination transactions. Harken may not be able to consummate future acquisitions on favorable terms. Additionally, future acquisitions may not achieve favorable financial results.

       Future acquisitions may involve the issuance of shares of Harken common stock, which could have a dilutive effect on the current stockholders of Harken. Furthermore, acquisitions may require substantial financial expenditures that will need to be financed through cash flow from operations or future debt and equity offerings by Harken. Harken may not be able to acquire companies or oil and gas properties using its equity as currency. In the case of cash acquisitions, Harken may not be able to generate sufficient cash flow from operations or obtain debt or equity financing sufficient to fund future acquisitions of reserves.

HARKEN FACES STRONG COMPETITION FROM LARGER OIL AND GAS COMPANIES


       The exploration and production business is highly competitive. Many of Harken's competitors have substantially larger financial resources, staffs and facilities than Harken. Harken's competitors in Colombia and Costa Rica include such major oil and gas companies as Amoco BP, Exxon/Mobil, Texaco, Conoco, Shell and Arco. These major oil and gas companies are often better positioned to obtain the rights to exploratory acreage that Harken competes for.


GOVERNMENT AGENCIES IN COLOMBIA AND COSTA RICA CAN INCREASE HARKEN'S COSTS AND CAN TERMINATE OR SUSPEND OPERATIONS

       In Costa Rica and Colombia, the laws governing the oil and gas industry require Harken to obtain an environmental permit or approval prior to conducting seismic operations, drilling a well or constructing a pipeline. The process of obtaining an environmental permit has delayed Harken's operations in the past, and could do so again in the future. Compliance with these laws and regulations may increase Harken's costs of operations, as well as further restricting its activities.

                   SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

       We believe that certain statements contained or incorporated by reference in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are considered prospective. The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

       o statements before, after or including the words "may", "will", "could", "should", "believe", "expect", "future", "potential", "anticipate", "intend", "plan", "estimate" or "continue" or the negative or other variations of these words; and

       o      other statements about matters that are not historical facts.

       We may be unable to achieve the future results covered by the forward-looking statements. The statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the future results that the statements express or imply. See "Risk Factors". Please do not put undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

                       WHERE YOU CAN GET MORE INFORMATION


       Harken files reports, proxy statements, and other information with the SEC. Such reports, proxy statements and other information concerning Harken can be read and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file information electronically, including Harken. Harken's common stock is listed on the American Stock Exchange. These reports, proxy statements and other information can also be read and copied at the offices of the American Stock Exchange at 86 Trinity Place, New York, New York 10006.


       The SEC allows Harken to "incorporate by reference" the information it files with the SEC. This permits Harken to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC after the date on the cover of this prospectus will automatically be deemed to update and supercede this information. Harken incorporates by reference the following documents which have been filed with the SEC:


       (1)    Annual Report on Form 10-K for the year ended December 31, 1999;

       (2) Amended Annual Report on Form 10-K/A for the year ended December 31, 1999;

       (3)    Quarterly Report on Form 10-Q for the quarter ended March 31,
              2000;

       (4) Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31,2000;

       (5)    Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;
              and


       (6) The description of the common stock contained in Harken's Registration Statement on Form 8-A, as amended, including all amendments and reports filed for the purpose of updating such description; and the description of Harken's Preferred Stock Purchase Rights as contained in Harken's Registration Statement on Form 8-A, filed with the Commission on April 7, 1998, including all amendments and reports filed for the purpose of updating such description.

       Harken also incorporates by reference any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling stockholders sell all of the shares of common stock.

       This prospectus is part of a registration statement filed with the SEC. This prospectus does not contain all the information contained in the registration statement. The full registration statement can be obtained from the SEC. This prospectus contains a general description of Harken and the securities being offered for sale. You should read this prospectus together with the additional information incorporated by reference.


       You can request a copy of any document incorporated by reference in this prospectus in writing or by phone. Requests for copies should be directed to Karen Kerr-Johnson, Harken Energy Corporation, 16285 Park Ten Place, Suite 600, Houston, Texas 77084 (Telephone: (281) 717-1300). Copies of any document incorporated by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates, will be provided at no cost to you.


                                 USE OF PROCEEDS


       Harken will not receive any part of the proceeds from the sale of shares of common stock by the selling stockholder.

                    INFORMATION ABOUT THE SELLING STOCKHOLDER


       This prospectus covers the offer and sale of 2,398,400 shares of common stock by Sidro, S.A. ("Sidro"). In December 1997, Harken and Sidro entered into a Development Finance Agreement. Under the Development Finance Agreement, Sidro initially provided $3 million to Harken in exchange for a net profits interest in certain Colombian prospects held by Harken. The Development Finance Agreement gave Sidro the right to convert the net profits interest into shares of Harken common stock. In April 1999, Sidro elected to convert a portion of the net profits interest into 1,908,639 shares of Harken common stock. The Development Finance Agreement further entitled Sidro to additional shares of Harken common stock to the extent Sidro did not realize its Invested Amount from the sale of the 1,908,639 shares of Harken common stock it received upon conversion. The 2,398,400 shares of Harken common stock were issued to Sidro in March 2000 pursuant to this provision of the Development Finance Agreement.


       For more information on the specific terms of the Development Finance Agreement, see "Notes to Consolidated Financial Statements, Note 7 - Development Finance and Operating Agreements" in Harken's Annual Report on Form 10-K/A, which is incorporated by reference in this prospectus.

       Harken has agreed to file a "shelf" registration statement with the SEC pursuant to Rule 415 under the Securities Act covering the sale of shares of common stock held by Sidro, and to use its reasonable best efforts to maintain the effectiveness of any such registration statement for no less than one year from the date of effectiveness of such registration statement. In addition, Harken has agreed to bear certain expenses of registration of the shares of common stock under the federal and state securities laws (currently estimated to be $4,000.00). Harken has also agreed to indemnify Sidro, or its transferees or assigns, against liabilities under the Securities Act, or to contribute to payments Sidro may be required to make.

       Other than the net profits interest Sidro held, Sidro has not had any position, office or other material relationship with Harken in the last three years. The chart below describes the number of shares of common stock owned by Sidro, the number of shares of common stock which may be offered for sale by Sidro, and the number of shares of common stock Sidro will own if all of the shares of common stock held by Sidro are sold. Any or all of the shares listed below may be offered for sale by Sidro from time to time.




                                                                                 Percent of
                                  Shares Owned      Shares      Shares Owned    Common Stock
                                  Prior to the     Offered       After the    Owned After the
  Selling Stockholder               Offering        Hereby      Offering (1)    Offering (1)
  -------------------             ------------     -------      ------------  ---------------

Sidro S.A                           2,398,400      2,398,400            -0-            -0-


----------

(1) Assumes no other disposition or acquisition of common stock and all shares of common stock are sold.

                              PLAN OF DISTRIBUTION


       Harken will not receive any proceeds from the sale of common stock owned by the Sidro. It is anticipated that Sidro will offer the shares of common stock for sale from time to time, directly or through broker-dealers or underwriters who may act solely as agents or may acquire the shares of common stock as principals, in all cases as designated by Sidro. Such underwriters or broker-dealers acting either as principal or as agent may receive compensation in the form of usual and customary or specifically negotiated underwriting discounts, concessions or commissions from Sidro. or the purchasers of the 2,398,400 shares of common stock offered in this prospectus for whom they may act as agent.



       The net proceeds to Sidro from the sale of common stock will be the purchase price of the common stock sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by Harken. Sidro and any dealers or agents that participate in the distribution of common stock may be deemed to be "underwriters" within the meaning of the Securities Act.


       At any time a particular offer of common stock is made, and if required by SEC rules and regulations, the specific shares of common stock to be sold, the purchase price, public offering price, the names of any such agent, dealer or underwriter and any commission or discount with will be described in an accompanying prospectus supplement. The prospectus supplement may be in the form of a post-effective amendment to the Registration Statement of which this prospectus is a part, and will be filed with the SEC.


       The shares of common stock being offered by Sidro will be sold in one or more transactions, which may include block transactions, on the American Stock Exchange or on any other market on which the common stock may be trading, in privately-negotiated transactions, through the writing of options on the shares of common stock, short sales or any combination thereof. The sale price to the public may be the market price prevailing at the time of sale, or a different price negotiated by Sidro. The shares of common stock may also be sold pursuant to Rule 144. Sidro S. A. shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares of common stock if they deem the purchase price to be unsatisfactory.

       Sidro alternatively may sell all or any part of the 2,398,400 shares of common stock offered in this prospectus through an underwriter. Sidro has not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If Sidro enters into such an agreement, the relevant details will be set forth in a supplement or revisions to this prospectus.

       Sidro and any other persons participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations passed by the SEC, which may limit the timing of purchases and sales of any of the shares of common stock by Sidro or any other such person. This may affect the marketability of the shares of common stock.

                                  LEGAL MATTERS


       The validity of the shares of common stock will be passed upon for Harken Energy Corporation by Karen Kerr-Johnson, Assistant General Counsel of Harken.


                                     EXPERTS


       The consolidated financial statements incorporated by reference in this Form S-3 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said Firm as experts in accounting and auditing in giving said reports.

         Certain of Harken's oil and gas reserves in Colombia have been reviewed by its independent reserve engineers, Gaffney, Cline & Associates, Inc., as stated in their report thereon. Harken's disclosures of its oil and gas reserves in Colombia included in its Form 10-K/A for the period ending December 31, 1999, have been presented in reliance upon the authority of such firm as experts in petroleum engineering.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       The expenses to be paid by Harken in connection with the offering described in this Registration Statement are estimated as follows:



         Commission Registration Fee             $   575.99

         Printing and Engraving Expenses             500.00

         Accounting Fees and Expenses              2,500.00

         Blue Sky Fees and Expenses                     -0-

         Miscellaneous                               424.01
                                                 ----------

                     Total                       $ 4,000.00
                                                 ==========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Under Section 145 of the General Corporation Law of the State of Delaware ("Delaware Law"), a Delaware corporation may indemnify its directors, officers, employees and agents against expenses (including attorneys fees), judgments, fines and settlements in nonderivative suits, actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. Delaware law, however, provides that such person must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable for negligence or misconduct unless the Court of Chancery or the court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase indemnity insurance on behalf of its directors and officers. Indemnification is mandatory to the extent a claim, issue or matter has been successfully defended.

       Article Ten of Harken's Certificate of Incorporation and Article VII of Harken's bylaws provide, in general, that Harken shall indemnify its directors and officers under certain of the circumstances defined in Section 145. Harken has entered into agreements with each member of its Board of Directors pursuant to which it will advance to each director costs of litigation in accordance with the indemnification provisions of Harken's Certificate of Incorporation and bylaws.

ITEM 16. EXHIBITS.


         4.1    -   Form of certificate representing shares of Harken common
                    stock, par value $.01 per share (filed as Exhibit 1 to Harken's Registration Statement on Form 8-A, File No.
                    0-9207, and incorporated by reference herein).

         4.2    -   Certificate of Designations, Powers, Preferences and Rights
                    of Series A Cumulative Convertible Preferred Stock, $1.00 par value, of Harken Energy Corporation (filed as Exhibit
                    4.1 to Harken's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, File No. 0-9207, and incorporated by reference herein).

         4.3    -   Certificate of Designations, Powers, Preferences and Rights
                    of Series B Cumulative Convertible Preferred Stock, $1.00 par value, of Harken Energy Corporation (filed as Exhibit
                    4.2 to Harken's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, File No. 0-9207, and incorporated by reference herein).

         4.4    -   Certificate of the Designations, Powers, Preferences and
                    Rights of Series C Cumulative Convertible Preferred Stock,
                    $1.00 par value of Harken Energy Corporation (filed as
                    Exhibit 4.3 to Harken's Annual Report on Form 10-K for fiscal year ended December 31, 1989, File No. 0-9207, and incorporated by reference herein).

         4.5    -   Certificate of the Designations of Series D Preferred Stock,
                    $1.00 par value of Harken Energy Corporation (filed as
                    Exhibit 4.3 to Harken's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995, File No.
                    0-9207, and incorporated by reference herein).

         4.6    -   Rights Agreement, dated as of April 6, 1999, by and between
                    Harken Energy Corporation and ChaseMellon Shareholder
                    Services L.L.C., as Rights Agent (filed as Exhibit 4 to
                    Harken's Current Report on Form 8-K dated April 7, 1999,
                    File No. 0-9207, and incorporated by reference herein).

         4.7    -   Certificate of Designations of Series E Junior Participating
                    Preferred Stock (filed as Exhibit B to Exhibit 4 to Harken's
                    Current Report on Form 8-K dated April 7, 1999, File No.
                    0-9207, and incorporated by reference herein).

         4.8    -   Certificate of Designations, Preferences and Rights of
                    Series F Convertible Preferred Stock (filed as Exhibit 4.8 to Harken's Quarterly Report on Form 10-Q for the period ended March 31, 1999, File No. 0-9207, and incorporated by reference herein).

         5.1*   -   Opinion of Karen Kerr-Johnson.

        23.1**  -   Consent of Arthur Andersen LLP.

        23.2**  -   Consent of Gaffney, Cline & Associates, Inc.

        23.3*   -   Consent of Karen Kerr-Johnson (included in opinion filed as
                    Exhibit 5.1).

        24.1*   -   Powers of Attorney.


----------


*      Previously filed.
**     Filed herewith.


ITEM 17. UNDERTAKINGS.


       (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


       (b) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;


                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


       (d) The undersigned Registrant hereby undertakes:

              (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

              (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 29, 2000.


                                        HARKEN ENERGY CORPORATION


                                                  *
                                        ----------------------------------------
                                        Mikel D. Faulkner, Chairman of the Board and Chief Executive Officer


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          Signature                                 Title                             Date
          ---------                                 -----                             ----

              *                          Chairman of the Board and Chief        August 29, 2000
---------------------------------        Executive Officer (Principal
Mikel D. Faulkner                        Executive Officer)


              *                          President, Chief Operating             August 29, 2000
---------------------------------        Officer and Director (Principal
Bruce N. Huff                            Accounting Officer and Principal
                                         Financial Officer)


              *                          Vice Chairman and Director             August 29, 2000
---------------------------------
Stephen C. Voss

                                         Director                               August 29, 2000
---------------------------------
J. William Petty

              *                          Director                               August 29, 2000
---------------------------------
Michael M. Ameen, Jr.

              *                          Director                               August 29, 2000
---------------------------------
Hobart A. Smith

              *                          Director                               August 29, 2000
---------------------------------
Gary B. Wood

              *                          Director                               August 29, 2000
---------------------------------
Larry Akers



*Karen Kerr-Johnson, by signing her name hereto, does hereby sign this Registration Statement on behalf of Harken Energy Corporation and each of the above-named officers and directors of such Company pursuant to powers of attorney, executed on behalf of Harken and each officer and director.

/s/ Karen Kerr-Johnson
----------------------
Karen Kerr-Johnson, Attorney-in-Fact

                                INDEX TO EXHIBITS




         EXHIBIT
         NUMBER                              DESCRIPTION
         -------                             -----------
               4.1       Form of certificate representing shares of Harken
                         common stock, par value $.01 per share (filed as
                         Exhibit 1 to Harken's Registration Statement on Form
                         8-A, File No. 0-9207, and incorporated by reference
                         herein).

               4.2       Certificate of Designations, Powers, Preferences and
                         Rights of Series A Cumulative Convertible Preferred
                         Stock, $1.00 par value, of Harken Energy Corporation
                         (filed as Exhibit 4.1 to Harken's Annual Report on Form
                         10-K for the fiscal year ended December 31, 1989, File
                         No. 0-9207, and incorporated by reference herein).

               4.3       Certificate of Designations, Powers, Preferences and
                         Rights of Series B Cumulative Convertible Preferred
                         Stock, $1.00 par value, of Harken Energy Corporation
                         (filed as Exhibit 4.2 to Harken's Annual Report on Form
                         10-K for the fiscal year ended December 31, 1989, File
                         No. 0-9207, and incorporated by reference herein).

               4.4 Certificate of the Designations, Powers, Preferences and Rights of Series C Cumulative Convertible Preferred
                         Stock, $1.00 par value of Harken Energy Corporation
                         (filed as Exhibit 4.3 to Harken's Annual Report on Form
                         10-K for fiscal year ended December 31, 1989, File No.
                         0-9207, and incorporated by reference herein).

               4.5       Certificate of the Designations of Series D Preferred
                         Stock, $1.00 par value of Harken Energy Corporation
                         (filed as Exhibit 4.3 to Harken's Quarterly Report on
                         Form 10-Q for the fiscal quarter ended September 30, 1995, File No. 0-9207, and incorporated by reference herein).

               4.6 Rights Agreement, dated as of April 6, 1999, by and between Harken Energy Corporation and ChaseMellon
                         Shareholder Services L.L.C., as Rights Agent (filed as
                         Exhibit 4 to Harken's Current Report on Form 8-K dated
                         April 7, 1999, File No. 0-9207, and incorporated by reference herein).

               4.7       Certificate of Designations of Series E Junior
                         Participating Preferred Stock (filed as Exhibit B to
                         Exhibit 4 to Harken's Current Report on Form 8-K dated
                         April 7, 1999, File No. 0-9207, and incorporated by reference herein).

               4.8       Certificate of Designations, Preferences and Rights of
                         Series F Convertible Preferred Stock (filed as Exhibit
                         4.8 to Harken's Quarterly Report on Form 10-Q for the period ended March 31, 1999, File No. 0-9207, and incorporated by reference herein).

              *5.1       Opinion of Karen Kerr-Johnson.

            **23.1       Consent of Arthur Andersen LLP.

            **23.2       Consent of Gaffney, Cline & Associates, Inc.

             *23.3 Consent of Karen Kerr-Johnson (included in opinion filed as Exhibit 5.1).

             *24.1       Powers of Attorney.



-----------
*      Previously filed.

**     Filed herewith.